UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 28, 2011
Diamond Offshore Drilling, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On January 28, 2011, Diamond Offshore Drilling Limited, a subsidiary of Diamond Offshore Drilling, Inc. (the “Company”), entered into a contract with Hyundai Heavy Industries Co., Ltd. to build a second ultra-deepwater drillship with delivery scheduled for the fourth quarter of 2013. Like its previously announced sister drillship, the new rig will be dynamically-positioned, have a seven ram blow-out preventer, dual activity capability, five mud pumps and a maximum hook-load capacity of 1,250 tons. The unit will be designed for operations in up to 12,000 feet of water. The total cost, including commissioning, spares and project management, is expected to be approximately $590 million and is anticipated to be paid out of cash flow and available funds. The Company has also obtained from Hyundai a fixed-price option for the purchase of a third drillship which the Company has the right to exercise at any time before the end of the first quarter of 2011. On February 2, 2011, the Company issued a press release announcing the drillship order. Filed herewith is a copy of such press release.
     Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning future costs, sources of funds, timing of delivery and future returns. Such statements are inherently subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other documents filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, contract cancellation, changes in oil and natural gas prices, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

99.1	Press release dated February 2, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: February 2, 2011

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